Exhibit 13.1

CERTIFICATION

June 27, 2008

Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C. 20549

Ladies and Gentlemen:

The certification set forth below is being submitted to the Securities and Exchange Commission solely for the purpose of complying with Rule 13a-14(b) or Rule 15d-14(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and Section 1350 of Chapter 63 of Title 18 of the United States Code.

Guillermo Gully, the General Director of Corporate Matters, Marco Emilio Patuano, the General Director of Operations and Valerio Cavallo, the Chief Financial Officer of Telecom Argentina S.A. (“Telecom”) each certifies that, to the best of his knowledge:

1.              this Annual Report on Form 20-F (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.              the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Telecom.

By:	/s/ Guillermo Gully
	Name:	Guillermo Gully
	Title:	General Director of Corporate Matters

By:	/s/ Marco Emilio Patuano
	Name:	Marco Emilio Patuano
	Title:	General Director of Operations

By:	/s/ Valerio Cavallo
	Name:	Valerio Cavallo
	Title:	Chief Financial Officer